Securities and Exchange Commission
Washington, D.C.  20549


FORM T-1


Statement of Eligibility
Under the Trust Indenture Act of 1939
of a Corporation Designated to Act as
Trustee


Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section
305(b)(2) _______________


Harris Trust and Savings Bank
(Name of Trustee)


Illinois                                             36-1194448
(State of Incorporation)    (I.R.S. Employer Identification No.)

111 West Monroe Street; Chicago, Illinois  60603
(Address of principal executive offices)

Carolyn C. Potter; Harris Trust and Savings Bank;
311 West Monroe Street; Chicago, Illinois,  60606
312/461-2253
(Name, address and telephone number for agent for service)


NORTHERN STATES POWER COMPANY
(Name of obligor)

Minnesota
(State of Incorporation)

41-0448030
(I.R.S. Employer Identification Number)

414 Nicollet Mall
Minneapolis, Minnesota  55401
(Address of principal executive offices)

First Mortgage Bonds, Series due ________
(Title of Indenture Securities)


 1. GENERAL INFORMATION. Furnish the following information as to the Trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

              Commissioner of Banks and Trust Companies, State of
              Illinois, Springfield, Illinois; Chicago Clearing
              House Association, 164 West Jackson Boulevard,
              Chicago, Illinois; Federal Deposit Insurance
              Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

              Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

              The Obligor is not an affiliate of the Trustee.

 3. thru 15.

              NO RESPONSE NECESSARY

16.    LIST OF EXHIBITS.

1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

       A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

2.     A copy of the existing by-laws of the Trustee.

       (included as Exhibit C to this statement)

3. The consents of the Trustee required by Section 321(b) of the Act.

       (included as Exhibit A on page 2 of this statement)

4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

       (included as Exhibit B on page 3 of this statement)


SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 25th day of September, 1995.

Harris Trust and Savings Bank


By:
       Carolyn C. Potter
       Assistant Vice President


EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Harris Trust and Savings Bank


By:
       Carolyn C. Potter
       Assistant Vice President


EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1995, as published in accordance with a call made by the State Banking
Authority and by the Federal Reserve Bank of the Seventh Reserve
District.


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1995, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

Bank's Transit Number 71000288


                                                                                           THOUSANDS
                                                                                          OF DOLLARS
ASSETS

Cash and balances due from depository institutions:
  Non-interest bearing balances and currency and coin                                       $975,130
  Interest bearing balances                                                                 $619,550

Securities:
a.  Held-to-maturity securities                                                             $654,606
b.  Available-for-sale securities                                                         $1,597,462

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
    Federal funds sold                                                                      $272,684
    Securities purchased under agreements to resell                                               $0

Loans and lease financing receivables:
    Loans and leases, net of unearned income                               $7,184,420
    LESS:  Allowance for loan and lease losses                                $91,061

    Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b)                                                          $7,093,359
Assets held in trading accounts                                                             $335,699
Premises and fixed assets (including capitalized leases)                                    $139,368
Other real estate owned                                                                       $1,018
Investments in unconsolidated subsidiaries and associated companies                             $195
Customer's liability to this bank on acceptances outstanding                                $120,891
Intangible assets                                                                            $21,763
Other assets                                                                                $246,739

TOTAL ASSETS                                                                             $12,078,464

LIABILITIES

Deposits:
  In domestic offices                                                                     $4,184,673
    Non-interest bearing                                                   $2,391,354
    Interest bearing                                                       $1,793,319
  In foreign offices, Edge and Agreement subsidiaries, and IBF's                          $2,559,227
    Non-interest bearing                                                      $33,115
    Interest bearing                                                       $2,526,112
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
    Federal funds purchased                                                               $1,361,248
    Securities sold under agreements to repurchase                                        $1,496,277
Trading Liabilities                                                                         $264,633
Other borrowed money:
a.  With original maturity of one year or less                                              $883,157
b.  With original maturity of more than one year                                             $13,390
Bank's liability on acceptances executed and outstanding                                    $120,891
Subordinated notes and debentures                                                           $235,000
Other liabilities                                                                           $178,632

TOTAL LIABILITIES                                                                        $11,297,128

EQUITY CAPITAL

Common stock                                                                                $100,000
Surplus                                                                                     $275,000
a.  Undivided profits and capital reserves                                                  $409,797
b.  Net unrealized holding gains (losses) on available-for-sale
    securities                                                                               ($3,461)

TOTAL EQUITY CAPITAL                                                                        $781,336


Total liabilities, limited-life preferred stock, and equity capital                      $12,078,464

I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

STEVE NEUDECKER
7/28/95

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

ALAN G. McNALLY,
DONALD S. HUNT,
JAMES J. GLASSER,

Directors.